Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-289442) on FormS-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of Aura Minerals Inc.

/s/ KPMG Auditores Independentes Ltda.

Rio de Janeiro, Brazil

March 31, 2026